EXHIBIT 99.1

For Immediate Release

Contact:	Glenn P. Muir	Frances Crecco
	Executive Vice President & CFO	Director, Investor Relations
	Hologic, Inc.	Hologic, Inc.
	(781) 999-7300	(781) 999-7377

HOLOGIC ANNOUNCES FIRST QUARTER

FISCAL 2007 OPERATING RESULTS

Revenues, Earnings and Backlog Increase to Record Highs

BEDFORD, Mass., (January 31, 2007) — Hologic, Inc. (NASDAQ: HOLX), a leading provider of state-of-the-art diagnostic and digital imaging systems directed towards women’s health, today announced its results for the quarter ended December 30, 2006.

Highlights of the quarter include:

•	Record revenues of $163.2 million.

•	Record earnings of $16.1 million.

•	Record 228 Selenia full field digital mammography systems installed and recognized as revenue.

•	Record backlog of $219 million.

First quarter fiscal 2007 revenues totaled $163,212,000, an 86% increase when compared to revenues of $87,956,000 in the first quarter of fiscal 2006. For the first quarter of fiscal 2007, Hologic reported net income of $16,086,000, or $0.30 per diluted share, compared with net income of $5,716,000, or $0.12 per diluted share, in the first quarter of fiscal 2006. The improvement in quarterly earnings primarily reflects the increase in product sales of Selenia® full-field digital mammography systems in the current quarter as compared to the first quarter of fiscal 2006. Included in the current quarter’s results are the operations of (i) AEG Elektrofotografie (“AEG”), acquired on May 2, 2006, (ii) R2 Technology, Inc. (“R2”), acquired on July 13, 2006, and (iii) Suros Surgical Systems, Inc. (“Suros”), acquired on July 27, 2006.

Our non-GAAP adjusted net income for the first quarter of fiscal 2007 increased 116% to $20.2 million compared to our non-GAAP adjusted net income of $9.4 million in the first quarter of fiscal 2006. Our fiscal 2007 first quarter non-GAAP adjusted net income excludes the following:

•	a $4.3 million charge to operating expenses to amortize the intangible assets acquired primarily from AEG, Fischer, R2 and Suros; and

•	a $1.5 million charge for stock-based compensation expense.

Non-GAAP adjusted net income is a non-GAAP financial measure. A reconciliation of this adjusted net income to the Company’s net income for the first quarters of fiscal 2007 and 2006 is set forth in the supplemental disclosure schedule attached to this press release. The Company believes that this non-GAAP measure is useful to investors in comparing the results of operations in fiscal 2007 to the comparable period in fiscal 2006 by eliminating certain of the more significant effects of the acquisitions that took place in fiscal 2006, as well as the Company’s adoption of FASB Statement 123R at the beginning of fiscal 2006. Management also uses this non-GAAP financial measure for this purpose. When analyzing the Company’s operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

As expected, the Company recorded in the current quarter the entire expenses of approximately $2.5 million associated with its participation at the Radiological Society of North America (“RSNA”) medical imaging trade show held in December 2006 which was up from the $1.8 million spent in the first quarter of fiscal 2006.

During the first quarter, Hologic recognized as revenue the sale of 228 Selenia full-field digital mammography systems. At December 30, 2006, the Company’s backlog for orders of Selenia was 522 systems, and total backlog for all products increased to $219 million, the highest quarterly backlog in the Company’s history and a 13% increase over the backlog at September 30, 2006.

“The benefits of digital mammography are continuing to gain widespread acceptance,” said Jack Cumming, Chairman and CEO. “The continued increase in sales of our Selenia systems is driving greater profitability over prior quarters. We are also beginning to see the positive contribution we expected from the recent acquisitions.”

Beginning in fiscal 2006, the Company combined its previously reported mammography and digital detector operating segments to better reflect how the Company views its operations and manages its business. Since fiscal 2006, the primary function of the digital detector business is to support the Company’s mammography product line. The Company now has three reporting segments: Mammography/Breast Care, Osteoporosis Assessment and All Other. The recently acquired AEG operation is included in All Other. The recently acquired R2 and Suros operations are included in Mammography/Breast Care.

First quarter financial overview by segment:

•	Mammography/Breast Care revenues increased 100% to $125,403,000 for the first quarter of fiscal 2007 from $62,780,000 for the same period in fiscal 2006. This increase was primarily due to continued increasing sales of Selenia and to a lesser extent, the inclusion of the recently acquired Suros and R2 operations. Operating income for this business segment in the first quarter of fiscal 2007 increased to $23,932,000 compared to operating income of $4,989,000 in the first quarter of fiscal 2006. This increase in operating income in the current quarter was primarily due to the significant increase in revenues and the higher gross margins on increasing product sales of Selenia and to a lesser extent, lower cost of CAD in connection with our acquisition of R2. Operating income in the first quarter of fiscal 2006 also included a $4.2 million charge for in-process research and development related to the Fischer Imaging acquisition. Mammography/Breast Care costs and expenses in the first quarters of fiscal 2007 and 2006 included $1,233,000 and $443,000, respectively, of stock-based compensation.

•	Osteoporosis assessment revenues decreased to $17,703,000 for the first quarter of fiscal 2007 from $20,020,000 for the same period in fiscal 2006. This decrease was primarily due to a reduction in the number of bone densitometry systems sold and a slight shift to lower end bone densitometry systems with lower average selling prices. Operating income for this business segment in the first quarter of fiscal 2007 was $2,890,000 compared to operating income of $3,005,000 in the first quarter of fiscal 2006 reflecting a shift to more systems with fewer features, lower selling prices and earning lower gross margins which was offset in part by lower operating expenses. Osteoporosis assessment costs and expenses in the first quarters of fiscal 2007 and 2006 included $208,000 and $193,000, respectively, of stock-based compensation.

•	All other revenues, which includes the Company’s AEG, mini C-arm, extremity MRI, conventional general radiography service and digital general radiography systems businesses increased 290% to $20,106,000 for the first quarter of fiscal 2007 from $5,155,000 for the same period in fiscal 2006. The increase in revenues was primarily due to the $12,161,000 of revenues from the AEG businesses acquired on May 2, 2006, and to a much lesser extent from the initial sales of the new line of extremity MRI systems of $2,023,000. The operating loss for this business segment in the first quarter of fiscal 2007 was $305,000 compared to an operating loss of $189,000 in the first quarter of fiscal 2006. Costs and expenses for this business segment in the first quarters of fiscal 2007 and 2006 include $75,000 and $31,000, respectively, of stock-based compensation.

Hologic’s management will host a conference call today at 10:00 a.m. (Eastern) to discuss first quarter fiscal 2007 operating results. Interested participants may listen to the call by dialing 866-293-8970 or 913-312-1230 for international callers and referencing code 5520941 approximately 15 minutes prior to the call. For those unable to participate in the live broadcast, a replay will be available one hour after the call ends through February 2, 2007 at 888-203-1112 or 719-457-0820 for international callers, access code 5520941. The Company will also provide a live webcast of the call on the investor relations page of the Company’s website at www.hologic.com/investor. A replay of the call will also be available on the investor relations page of the Company’s website www.hologic.com/investor shortly after the completion of the live broadcast. A power point presentation related to the conference call will be posted in the investor relations page of the Company’s website at www.hologic.com/investor.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic and medical imaging systems dedicated to serving the healthcare needs of women, and a leading developer of innovative imaging technology for digital radiography and breast imaging. Hologic’s core business units are focused on mammography and breast biopsy, osteoporosis assessment, and mini C-arm and extremity MRI imaging for orthopedic applications. For more information visit www.hologic.com.

Forward Looking Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements regarding the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding: the Company’s backlog and any implication that the Company’s backlog may be indicative of future sales; the Company’s and its management’s expectations regarding future growth and its anticipation of continued success. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

The Company’s backlog consists of purchase orders for which delivery is scheduled within the next twelve months, as specified by the customer. In certain circumstances, orders included in backlog may be canceled or rescheduled by customers without significant penalty. Therefore, backlog as of any particular date should not be relied upon as indicative of the Company’s net revenues for any future period.

Hologic has recently acquired AEG Elektrofotografie, R2 Technologies and Suros Surgical Systems. Risks and uncertainties relating to these acquisitions could cause actual results to materially differ from those contemplated by the forward-looking statements include, without limitation: the ability of Hologic to successfully integrate acquired businesses, which may result in the combined companies not operating as effectively and efficiently as expected; the ability and time it may take to achieve the expected synergies from its acquisitions; the risk that the Company may incur unexpected costs or unexpected liabilities in connection with an acquisition; the risk that the combined companies may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; risks associated with international operations, particularly in respect of the acquisition of AEG, which has headquarters in Germany and operates a manufacturing facility in China; financing risks associated with the acquisitions, including risks relating to the Company’s obligation to meet financial covenants and payment obligations under bank or other financing obtained to fund the Company’s earn-out obligations under the Suros acquisition.

Other risks and uncertainties that could adversely affect the Company’s business and prospects include without limitation: manufacturing risks that may limit the Company’s ability to increase commercial production of the Selenia and other of the Company’s digital products, including the Company’s reliance on a single source of supply for some key components of its products as well as the need to comply with especially high standards for those components and in the manufacture of digital X-ray products in general; uncertainties inherent in the development of new products and the enhancement of existing products, including technical and regulatory risks, cost overruns and delays; the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; the ability of the Company’s sales force to successfully service its product offerings; the Company’s ability to successfully manage current or future acquisitions, alliances or joint ventures; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for digital mammography products; expenses and uncertainties relating to litigation, risks relating to compliance with financial covenants under the Company’s credit facility and leases; technical innovations that could render products marketed or under development by the Company obsolete; competition; and reimbursement policies for the use of the Company’s products and products under development.

Other factors that could adversely affect the Company’s business and prospects are described in the Company’s filings with the Securities and Exchange Commission. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

HOLOGIC, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 30, 2006	September 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,309	$29,923
Accounts receivable, net	108,235	108,566
Inventories	98,817	93,477
Deferred income tax assets	48,448	50,944
Prepaid expenses and other current assets	7,377	7,112

Total current assets	300,186	290,022

Property and equipment, net	63,955	61,723
Intangible assets, net	153,618	158,161
Goodwill, net	341,837	341,994
Other assets, net	8,399	4,305

	$867,995	$856,205

	December 30, 2006	September 30, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit	$40,000	$55,000
Current portion of notes payable	1,283	2,921
Accounts payable	29,436	26,443
Accrued expenses	63,189	59,012
Deferred revenue	31,538	30,903

Total current liabilities	165,446	174,279

Note payable, net of current portion	5,848	6,163
Deferred income tax liabilities	59,364	60,858
Deferred revenue	7,169	6,630
Other long term liabilities.	3,003	2,525

Total long term liabilities	75,384	76,176

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value- Authorized - 90,000 shares Issued – 52,789 and 52,645 shares, respectively	528	526
Capital in excess of par value	536,915	532,255
Retained earnings	89,960	73,875
Accumulated other comprehensive loss	226	(442)
Treasury stock, 90 shares at cost	(464)	(464)

Total stockholders’ equity	627,165	605,750

	$867,995 05	$856,205

HOLOGIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 30, 2006	December 24, 2005
REVENUES	$163,212	$87,956

COSTS AND EXPENSES (1):
Cost of revenues	85,785	50,974
Cost of revenues – amortization of intangible assets	3,072	692
Research and development	10,816	5,507
Selling and marketing	20,883	10,977
General and administrative	14,731	7,635
Amortization of acquired intangible assets	1,408	165
Acquired in-process research and development	—	4,200

	136,695	80,150

Income from operations	26,517	7,806
Interest income	261	1,295
Interest and other expense, net	(842)	(35)

Income before provision for income taxes	25,936	9,066
Provision for income taxes	9,850	3,350

Net income	$16,086	$5,716

Net income per common and common equivalent share:
Basic	$0.31	$0.13

Diluted	$0.30	$0.12

Weighted average number of common shares outstanding:
Basic	52,617	44,351

Diluted	54,394	46,801

___________
(1) Stock-based Compensation included in Costs and Expenses:
Cost of revenues	$173	$86
Research and development	210	96
Selling and marketing	144	72
General and administrative	989	413

	$1,516	$667

HOLOGIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(Unaudited)

(In thousands)

	Three Months Ended December 30, 2006				Three months Ended December 24, 2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
REVENUES	$163,212			$163,212	$87,956			$87,956

COSTS AND EXPENSES:
Cost of revenues	85,785	(173	)(1)	85,612	50,974	(86	)(1)	50,888

Cost of revenues – amortization of intangible assets	3,072	(2,844	)(2)	228	692	(464	)(2)	228

Research and development	10,816	(210	)(1)	10,606	5,507	(96	)(1)	5,411

Selling and marketing	20,883	(144	)(1)	20,739	10,977	(72	)(1)	10,905

General and administrative	14,731	(989	)(1)	13,742	7,635	(413	)(1)	7,222
Amortization of acquired intangible assets	1,408	(1,408	)(2)	—	165	(165	)(2)	—
Acquired in-process research and development	—			—	4,200	(4,200	)(3)	—

	136,695	(5,768)		130,927	80,150	(5,496)		74,654

Income from operations	26,517	5,768		32,285	7,806	5,496		13,302
Interest income	261			261	1,295			1,295
Interest and other income (expense), net	(842)			(842)	(35)			(35)

Income before provision for income taxes	25,936	5,768		31,704	9,066	5,496		14,562
Provision for income taxes	9,850	(1,615	)(4)	11,465	3,350	(1,850	)(4)	5,200

Net income	$16,086	$4,153		$20, 239	$5,716	$3,646		$9,362

The Company has provided net income on a non-GAAP basis for the first quarter of fiscal 2007 and 2006 excluding acquisition related charges and stock compensation expense. A reconciliation of this non-GAAP financial measure to the Company’s net income for the first quarter of fiscal 2007 and 2006 is set forth in the supplemental schedule above. The Company believes that this non-GAAP measure is useful to investors in comparing the results of operations in fiscal 2007 to the comparable period in fiscal 2006 by eliminating certain of the more significant effects of the acquisitions that took place in fiscal 2006, as well as the Company’s adoption of FASB Statement 123R at the beginning of fiscal 2006. When analyzing the Company’s operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

(1)	To exclude the impact of stock based compensation expense in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R. Effective September 25, 2005, Hologic adopted SFAS No. 123R and elected not to apply this new accounting standard to its prior years’ financial statements. For the three months ended December 30, 2006 and December 24, 2005, the total pro forma pre-tax expense for all stock based compensation expense in accordance with SFAS No. 123 was $1,516 and $667, respectively.
(2)	To exclude the ongoing, non-cash amortization of the intangible assets acquired during fiscal 2006.
(3)	To exclude the non-cash expense associated with writing off the acquired in-process research and development related to the acquisition of the Fischer Imaging intellectual property in the first quarter of fiscal 2006.
(4)	To reflect the tax effect of adjustments (2) and (3) above.